EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF

 THE SARBANES OXLEY ACT of 2002

In connection with the Quarterly Report of Umatrin Holding Limited (the “Company”) on Form 10-Q for the period ended September 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), Dato’ Sri Warren Eu Hin Chai, Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Sec. 906 of the Sarbanes Oxley Act of 2002, that:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Umatrin Holding Limited

Dated: November 23, 2020	By:	/s/ Dato’ Sri Warren Eu Hin Chai
Dato’ Sri Warren Eu Hin Chai
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)